Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

November 3, 2023

Protara Therapeutics, Inc.,

345 Park Avenue South, Third Floor,

New York, NY 10010.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of up to $300,000,000 of (i) shares of common stock, par value $0.001 per share (the “Common Stock”), of Protara Therapeutics, Inc., a Delaware corporation (the “Company”), (ii) shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), and (iv) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities of the Company (the “Warrants,” and, together with the Common Stock, Preferred Stock and Debt Securities, the “Securities”), pursuant to a Registration Statement on Form S-3 (as amended from time to time, the “Registration Statement”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that:

(1) When the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s certificate of incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Common Stock to be issued not in excess of the number of shares of Common Stock then authorized and not outstanding or reserved for issuance, and the Common Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors or a duly authorized committee thereof which is not less than the par value thereof, the Common Stock will be validly issued, fully paid and nonassessable.

(2) When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and its issuance and sale have been duly established in conformity with the Company’s certificate of incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Preferred Stock to be issued not in excess of the number of shares of Preferred Stock then authorized and not outstanding or reserved for issuance, a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors or a duly authorized committee thereof which is not less than the par value thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3) When the Registration Statement has become effective under the Act, the indenture (the “Indenture”) relating to the Debt Securities has been duly authorized, executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly authorized, executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) have been duly established and the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In connection with our opinion set forth in paragraphs (1) through (4) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and that the issuance, sale and delivery of such Security, all of the terms of such Security and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company.

In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers and we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that (i) the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and (ii) that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any property, upon exercise or otherwise pursuant to the terms of the Securities will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP

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